UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

ARVANA, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-30695

87-0618509

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

700 Lavaca Street, Suite 1400, Austin, Texas 78701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (512) 462-3327

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)

Effective June 14, 2013, the board of directors of Arvana, Inc. (the “Corporation”) accepted the resignation of Arnold Tinter as a director of the Corporation and his resignation as the Corporation’s chief financial officer and principal accounting officer.

(c)

Effective June 25, 2013, the board of directors of the Corporation appointed Ruairidh Campbell as its chief financial officer and principal accounting officer. Mr. Campbell is forty nine (49) years old.

Mr. Campbell brings to his new position management skills with a legal and business background encompassing over 18 years of consultancy experience. He is a member of the California State Bar

Association, earning a Bachelor of Arts in History from the University of Texas at Austin and a Juris

Doctorate from the University of Utah College of Law. He started his legal career as an attorney for

Baker & McKenzie in Cairo, Egypt transitioning to consultancy work in 2001 on the formation of

Orsa & Company. Orsa is dedicated to assisting small public companies navigate the business environment. Services range from regulatory compliance to managerial duties that include working with government regulators, business organizations, auditors, accountants, attorneys and quasi-public governing bodies responsible for everything from public health to public quotation. Mr. Campbell also serves as the chief executive officer, chief financial officer, principal accounting officer and a director for Allied Resources, Inc., a public company involved in oil and gas exploration and production from

June 1998 to present and for Park Vida Group, Inc., a public company involved in real estate development in the Dominican Republic from December 1999 to present.

Mr. Campbell has not entered into an employment agreement or related transaction with the Corporation.

Mr. Campbell has not entered into any arrangement or understanding with any other persons in connection with his appointment as the Corporation’s chief executive officer.

Mr. Campbell is not related to any director, executive officer or person nominated or chosen by the

Corporation to become a director or executive officer.

(d)

Effective June 25, 2013, the board of directors of the Corporation appointed Shawn Teigen to serve as a member of the Corporation’s board of directors.

Shawn Teigen has been providing consulting services to early-stage businesses for the past 10 years. He is a senior, public policy research analyst with the Utah Foundation. He is also the president of an oil and gas company with operations in Wyoming. Mr. Teigen spent two years in Kazakhstan as a U.S. Peace

Corps volunteer.

Mr. Teigen holds a Master of Public Policy and a BS in Management from the University of Utah. He also serves on the board of directors of certain public-sector and non-profit organizations.

Over the last five years Mr. Teigen has served as a director of Infrastructure Developments Corp., a public company involved in product distribution from April 2010 to present.

For purposes of determining director independence, the Corporation has applied the definitions set out in

NASDAQ Rule 4200(a) (15). Under this Rule, a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, the Corporation considers Mr.

Teigen to be an independent director.

The Corporation has not determined whether Mr. Teigen will serve on any corporate governance committee.

Mr. Teigen has not entered into any compensation arrangement with the Corporation in connection with his appointment to the board of directors.

Mr. Teigen is not related to any members of the Corporation’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.

Date

By: /s/ Ruairidh Campbell

June 26, 2013

Name: Ruairidh Campbell

Title: Chief Executive Officer

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